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                                                                   Exhibit 23.1


                       Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated October 22, 1996 (except for Note 11, as to which the date is July 15, 1997), with respect to the consolidated financial statements of Dyersburg Corporation included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-36273) and related Prospectus of Dyersburg Corporation for the registration of $125,000,000 of 9.75% Senior Subordinated Notes due 2007, Series B.

We also consent to the incorporation by reference therein of our report dated October 22, 1996 with respect to the consolidated financial statements and schedule of Dyersburg Corporation included in its Annual Report (Form 10-K) for the year ended September 28, 1996, filed with the Securities and Exchange Commission.


                                                    Ernst & Young LLP


Memphis, Tennessee
October 23, 1997